Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Noble Quests, Inc., a Nevada corporation (the "Company"), on Form 10-QSB for the quarterly period ended September 30, 2007 as filed with the Securities and Exchange Commission (the "Report"), I, Shannon McCallum-Law, Chief Executive and Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350), that to my knowledge:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

   Date: November 8, 2007

/s/ Shannon McCallum-Law

Shannon McCallum-Law

Chief Executive Officer and

Chief Financial Officer